UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, the board of directors of Amerant Bancorp Inc. ("Amerant" or the "Company") appointed Carlos Iafigliola as Executive Vice President and Chief Financial Officer. The Company had previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2020, the appointment of Carlos Iafigliola as interim Chief Financial Officer, effective March 16, 2020, following the resignation of Alberto Peraza as Co-President and Chief Financial Officer.

The following is a brief summary of Mr. Iafigliola’s business experience.

Carlos Iafigliola, 43, joined Amerant in 2004, serving in various management positions in the Treasury area, including most recently as Senior Vice President and Treasury Manager since 2015. In this capacity, he has been responsible for balance sheet management and overall supervision of the Company’s treasury functions, including management of the investment portfolio, professional funding, and relationships with regulatory agencies and financial markets participants. Mr. Iafigliola was named interim Chief Financial Officer in March of 2020. Mr. Iafigliola chairs the Finance Committee and is a member of the Asset-Liability Committee. Mr. Iafigliola earned a degree in Economics from Universidad Católica Andres Bello in Caracas, Venezuela in 1998 and a Masters in Finance from Instituto de Estudios Superiores de Administración (IESA) in 2003.

There are no arrangements or understandings between Mr. Iafigliola and any other persons in connection with his appointment. No family relationship exists between Mr. Iafigliola and any of Amerant’s directors or executive officers.

There are no related-party transactions in which Mr. Iafigliola or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company and Amerant Bank, N.A. (the "Bank") entered into an Employment Agreement dated as of May 18, 2020 (the “Agreement”) with Mr. Iafigliola. Pursuant to the Agreement, Mr. Iafigliola will serve as the Chief Financial Officer of the Bank and its parent company, Amerant, and will report to the Chief Executive Officer. The agreement has a three-year term from March 16, 2020, the date he was named interim Chief Financial Officer, and automatically renews for additional one-year terms unless either party provides written notice to the other party of the intention to not renew the Agreement at least ninety days in advance of the renewal date. Pursuant to the Agreement, Mr. Iafigliola will earn an annual base salary of $380,000 which will be reviewed at least annually by the Compensation Committee of the Board of Directors and may be increased (but not decreased). Mr. Iafigliola will have the opportunity to earn an annual bonus and will be eligible to receive grants of equity-based awards at the discretion of the Board of Directors or the Compensation Committee of the Company. Additionally, Mr. Iafigliola will have the opportunity to participate in employee benefit plans, practices and programs maintained by the Bank or the Company.

The Agreement also provides for severance benefits in the event that Mr. Iafigliola's employment is terminated (i) by the Bank or the Company without Cause (as defined in the Agreement) or by Mr. Iafigliola for Good Reason prior to a Change in Control (as defined in the Agreement) or (ii) by the Bank or the Company without Cause (other than on account of the executive's death or Disability (as defined in the Agreement)) or by the executive for Good Reason within the twenty-four month period following a Change in Control, in each case, subject to the executive's timely execution and non-revocation of a release of claims in favor of the Company, its affiliates and their respective officers and directors.

In the event of a qualifying termination prior to a Change in Control, Mr. Iafigliola will be entitled to receive the following compensation and benefits:

•    one times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the executive’s target annual bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 12 months in accordance with the Bank’s normal payroll practices;

•    if properly elected under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), reimbursement for a portion of the monthly COBRA payment equal to the employer’s portion of the premium for the executive, and his dependents, if applicable, under the medical plan immediately prior to termination for 12 months following the date of termination, until the executive is no longer eligible to receive COBRA continuation coverage or the executive receives or becomes eligible to receive substantially similar coverage from another employer sooner; and

•    treatment of any outstanding equity awards in accordance with the terms of the applicable equity plan and award agreement.

In the event of a qualifying termination during the 24 months following a Change in Control, Mr. Iafigliola will be entitled to receive the same compensation and benefits, except instead of one times the base salary and average annual bonus payment made in installments described above, the executive will be entitled to receive a lump sum payment equal to two times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses awarded for all full years preceding the year in which the termination occurs, or (B) if less than one year, the executive officer’s target annual bonus in effect for the year in which the termination occurs. Also, any outstanding equity awards will immediately vest upon a qualifying termination of employment following a Change in Control in accordance with the terms of the applicable equity plan and award agreement.

In the event of a termination due to death or Disability (as defined in the Agreement), the executive or his beneficiaries will be entitled to receive a lump sum cash payment equal to a pro-rata portion of the annual bonus that he would have earned for the year in which the termination occurs based on the number of days that he was employed during such year. In addition, any outstanding equity will be treated in accordance with the terms of the applicable equity plan and award agreements.

The Agreement also includes customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the appointment of Carlos Iafigliola as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, may be used by Amerant Bancorp Inc. (the “Company”) in various presentations to existing and prospective investors and to analysts on or after May 19, 2020.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Employment Agreement, dated as of May 18, 2020, between Amerant Bank, N.A. and Carlos Iafigliola.
99.1	Press Release of Amerant Bancorp Inc. issued May 18, 2020.
99.2	Investor Presentation as of March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2020	Amerant Bancorp Inc.

	By:	/s/ Mariola Triana Sanchez
Name: Mariola Triana Sanchez
Title: Senior Vice President – General Counsel